Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-255309) pertaining to the 2015 Long-Term Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-256222) pertaining to the 2015 Long-Term Incentive Plan,

of our report dated March 1, 2023, with respect to the consolidated financial statements of ACV Auctions Inc. and the effectiveness of our internal control over financial reporting of ACV Auctions Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

New York, NY

March 1, 2023